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                                                                      Exhibit 11

                       Consumer Portfolio Services, Inc.
             Statement Regarding Computation of Per Share Earnings
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
                                                       Three months ended
                                                 March 31,          March 31,
                                               --------------    --------------
                                                   1997               1996
   Primary Earnings Per Share
   --------------------------
Computation for Statement of Operations:
   Net earnings per statement of
   operations used in primary
   earnings per share computation

   Net earnings                                $ 4,144,754       $ 3,051,296
                                               ===========       ===========

   Weighted average number
   of shares outstanding                        14,169,620        13,302,180
   Net shares issuable form assumed exercise
   of warrants and options, as determined by
   the application of the Treasury
   Stock Method                                  1,178,255         1,368,169

   Weighted average number of                  -----------       -----------
   shares outstanding                           15,347,875        14,670,349
                                               ===========       ===========

   Primary earnings per                        -----------       -----------
   share, as adjusted                          $      0.27       $      0.21
                                               ===========       ===========


   Fully Diluted Earnings Per Share
   --------------------------------

Computation for Statement of Operations:
   Net earnings per statement of
   operations used in primary
   earnings per share computation

   Net earnings                                $ 4,144,754       $ 3,051,296

   Interest on borrowings, net of tax
   effect on conversion of convertible
   subordinated debt                                 2,602            42,608

                                               -----------       -----------
   Net earnings as adjusted                    $ 4,147,356       $ 3,093,904
                                               ===========       ===========

   Weighted average number of shares
   outstanding                                  14,169,620        13,302,180
   Net shares issuable form assumed exercise
   of warrants and options, as determined by
   the application of the Treasury Stock
   Method                                        1,178,255         1,425,231

   Shares issuable form assumed conversion
   of subordinated debt                             90,667           480,000

   Weighted average number of shares           -----------       -----------
   outstanding                                  15,438,542        15,207,411
                                               ===========       ===========

   Fully diluted earnings per share, as        -----------       -----------
   adjusted                                    $      0.27       $      0.20
                                               ===========       ===========
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